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                           [LETTERHEAD APPEARS HERE]

To Each of the Persons Listed
 on Schedule I Hereto

          Re:  Riggs Capital
               -------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Riggs National Corporation, a Delaware corporation ("Riggs"), and Riggs Capital, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated as of November 15, 1996 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 15, 1996;

          (b) The Trust Agreement of the Trust, dated as of November 15, 1996, as amended by the Amended and Restated Trust Agreement, dated as of December 13, 1996 (including Exhibits D-1 through D-3 thereto) (collectively, the "Trust Agreement"), among Riggs, the trustees of the Trust named therein) (collectively, the "Trustees") and the holders, from time to time, of undivided beneficial interests in the Trust;
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To Each of the Persons Listed
 on Schedule I Hereto
December 13, 1996
Page 2


          (c) The Purchase Agreement, dated December 10, 1996 (the "Purchase Agreement"), among the Trust, Riggs and the Purchasers named therein (the "Purchasers");

          (d) The Registration Rights Agreement, dated December 13, 1996, among Riggs, the Trust and the Purchasers (the "Rights Agreement");

          (e) The Offering Memorandum, dated December 10, 1996 (the "Offering Memorandum"), relating to the 86/8% Trust Preferred Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"); and

          (f) A Certificate of Good Standing for the Trust, dated December 12, 1996, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due

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To Each of the Persons Listed
 on Schedule I Hereto
December 13, 1996
Page 3

formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us,
(iv) except to the extent provided in paragraph 4 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 5 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security or a common security (the "Common Securities", and together with the Preferred Securities, the "Securities") is to be issued by the Trust (the "Holders") of a Certificate for such Preferred Security and Common Security and the Payment for the Preferred Security and Common Security acquired by it, in accordance with the Trust Agreement and the Offering Memorandum, (vii) that the Preferred Securities and the Common Securities are issued and sold to the Holders in accordance with the Trust Agreement and the Offering Memorandum, (viii) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State) or employees in the State of Delaware, and (ix) that the trust is treated as a grantor trust for federal income tax purposes. We have not participated in the preparation of the Offering Memorandum and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware) and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust had been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.






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To Each of the Persons Listed
 on Schedule I Hereto
December 13, 1996
Page 4


          2. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to own it property and conduct its business, all as described in the Offering Memorandum.

          3. The Trust Agreement constitutes a valid and binding obligation of Riggs and the Trustees, and is enforceable against Riggs and the Trustees, in accordance with its terms.

          4. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under, the Purchase Agreement and the Rights Agreement, and (ii) to issue and perform its obligations under the Securities.

          5. Under the Delaware Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement and the Rights Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

          6. The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Holders of Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders of Preferred Securities may be obligated, pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with any pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

          7. Under the Delaware Business Trust Act and the Trust Agreement, the issuance of the Preferred Securities is not subject to preemptive rights.

          8. The issuance and sale by the Trust of the Preferred Securities, the execution, delivery and performance by the Trust of the Purchase Agreement and the Rights
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To Each of the Persons Listed
on Schedule I Hereto
December 13, 1996
Page 5


Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder, and the performance by Rigss, as Sponsor, of its obligations under the Trust Agreement,
(A) do not violate (i) any of the provisions of the Certificate or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation thereunder and (B) do not require any consent, approval, order, license or validation of, filing or registration with, or authorization of any Delaware court or Delaware governmental authority or agency under the laws or administrative regulations of the State of Delaware.

          9. The Holders of the Preferred Securities (other than those Holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

          10. The Common Securities have been duly authorized by the Trust Agreement and are validly issued undivided beneficial interests in the assets of the Trust.

          The opinion expressed in paragraph 3 above is subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

          We consent to your relying as to matters of Delaware law upon this opinion in connection with the Underwriting Agreement. We also consent to Sullivan & Cromwell's and Simpson Thacher & Barlett's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them to the Purchasers pursuant to the Purchaser Agreement. We also consent to the Property Trustee's relying as to matters to Delaware law upon this opinion in connection with the Trust Agreement. Except as stated above, without our prior written consent, this opinion may not be finished or quoted to, or relied upon by, any other Person for any purpose.

                                        Very truly yours,

EAM                                     /s/ Richards, Layton and Finger